Exhibit 10.4

Freddie Mac Loan Number 487810724

MULTIFAMILY NOTE

MULTISTATE – ADJUSTABLE RATE

(REVISION DATE 3-30-2006)

US $152,926,000	Effective Date: October 5, 2007

FOR VALUE RECEIVED, the undersigned (together with such party’s or parties’ successors and assigns, “Borrower”), jointly and severally (if more than one) promises to pay to the order of LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation, having an address at 399 Park Avenue, New York, New York 10022 (“Lehman”), BANK OF AMERICA, N.A., a national banking association, having an address at Bank of America Corporate Center, 214 North Tryon Street, Charlotte, North Carolina 28255 (“BofA”) and BARCLAYS CAPITAL REAL ESTATE INC., a Delaware corporation, having an address at 200 Park Avenue, New York, New York 10166 (“Barclays”; together with Lehman and BofA, individually and collectively, as the context may require, “Lender”) the principal sum of ONE HUNDRED FIFTY-TWO MILLION NINE HUNDRED TWENTY-SIX THOUSAND AND 00/100 DOLLARS ($152,926,000), with interest on the unpaid principal balance, as hereinafter provided.

1.             Defined Terms.

(a)           As used in this Note;

“Adjustable Interest Rate” means the variable annual interest rate calculated for each Interest Adjustment Period so as to equal the Index Rate for such Interest Adjustment Period (truncated at the fifth (5th) decimal place if necessary) plus the Margin. However, in no event will the Adjustable Interest Rate exceed the Capped Interest Rate.

“Amortization Period” means a period of 0 full consecutive calendar months.

“Base Recourse” means a portion of the Indebtedness equal to zero percent (0%) of the original principal balance of this Note.

“Business Day” means any day other than a Saturday, a Sunday or any other day on which Lender or the national banking associations are not open for business.

“Capped Interest Rate” is not applicable, there is no Capped Interest Rate for the Loan.

“Default Rate” means a variable annual interest rate equal to four (4) percentage points above the Adjustable Interest Rate in effect from time to time. However, at no time will the Default Rate exceed the Maximum Interest Rate.

“Index Rate” means, for any Interest Adjustment Period, the LIBOR Index Rate for such Interest Adjustment Period.

“Installment Due Date” means, for any monthly installment of interest only or principal and interest, the date on which such monthly installment is due and payable pursuant to Section 3 of this Note. The “First Installment Due Date” under this Note is December 1, 2007.

“Interest Adjustment Period” means each successive one (1) calendar month period until the entire Indebtedness is paid in full, except that the first Interest Adjustment Period is the period from the date of this Note through October 31, 2007. Therefore, the second Interest Adjustment Period shall be the period from November 1, 2007 through November 30, 2007, and so on until the entire Indebtedness is paid in full.

“Lender” means the holder from time to time of this Note.

“LIBOR Index” means the British Bankers Association’s (BBA) one (1) month LIBOR Rate for United States Dollar deposits, as displayed on the LIBOR Index Page used to establish the LIBOR Index Rate.

“LIBOR Index Rate” means, for any Interest Adjustment Period after the first Interest Adjustment Period, the BBA’s LIBOR Rate for the LIBOR Index released by the BBA most recently preceding the first day of such Interest Adjustment Period, as such LIBOR Rate is displayed on the LIBOR Index Page. The LIBOR Index Rate for the first Interest Adjustment Period means the British Bankers Association’s (BBA) LIBOR Rate for the LIBOR Index released by the BBA most recently preceding the first day of the month in which the first Interest Adjustment Period begins, as such LIBOR Rate is displayed on the LIBOR Index Page.

“LIBOR Index Page” is the Bloomberg L.P., page “BBAM”, or such other page for the LIBOR Index as may replace page BBAM on that service, or at the option of Lender (i) the applicable page for the LIBOR Index on another service which electronically transmits or displays BBA LIBOR Rates, or (ii) any publication of LIBOR rates available from the BBA. In the event the BBA ceases to set or publish a LIBOR rate/interest settlement rate for the LIBOR Index, Lender will designate an alternative index, and such alternative index shall constitute the LIBOR Index Page.

“Loan” means the loan evidenced by this Note.

“Lockout Period” is not applicable, there is no Lockout Period under this Note.

“Margin” means one and twenty-five thousandths (1.025%) percentage points (102.5 basis points).

“Maturity Date” means the earlier of (i) November 1, 2012 (the “Scheduled Maturity Date”), and (ii) the date on which the unpaid principal balance of this Note becomes due and payable by acceleration or otherwise pursuant to the Loan Documents or the exercise by Lender of any right or remedy under any Loan Document.

“Maximum Interest Rate” means the rate of interest that results in the maximum amount of interest allowed by applicable law.

“Prepayment Premium Period” means the period during which, if a prepayment of principal occurs, a prepayment premium will be payable by Borrower to Lender. The Prepayment Premium Period is the period from and including the date of this Note until but not including the first day of the Window Period.

“Reference Bills®” means the unsecured general obligations of the Federal Home Loan Mortgage Corporation (“Freddie Mac”) designated by Freddie Mac as “Reference Bills®Securities” and having original durations to maturity most comparable to the term of the Reference Bill Index, and issued by Freddie Mac at regularly scheduled auctions. In the event Freddie Mac shall at any time cease to designate any unsecured general obligations of Freddie Mac as “Reference Bills Securities”, then at the option of Lender (i) Lender may select from time to time another unsecured general obligation of Freddie Mac having original durations to maturity most comparable to the term of the Reference Bill Index and issued by Freddie Mac at regularly scheduled auctions, and the term “Reference Bills” as used in this Note shall mean such other unsecured general obligations as selected by Lender; or (ii) for any one or more Interest Adjustment Periods, Lender may use the applicable LIBOR Index Rate as the Index Rate for such Interest Adjustment Period(s).

“Reference Bill Index” means the one (1) month(s) Reference Bills. One-month reference bills have original durations to maturity of approximately 30 days.

“Reference Bill Index: Rate” means, for any Interest Adjustment Period after the first Interest Adjustment Period, the Money Market Yield for the Reference Bills as established by the Reference Bill auction conducted by Freddie Mac most recently preceding the first day of such Interest Adjustment Period, as displayed on the Reference Bill Index Page. The Reference Bill Index Rate for the first Interest Adjustment Period means the Money Market Yield for the Reference Bills as established by the Reference Bill auction conducted by Freddie Mac most recently preceding the first day of the month in which the first Interest Adjustment Period begins, as displayed on the Reference Bill Index Page. The

“Reference Bill Index Page” is the Freddie Mac Debt Securities Web Page (accessed via the Freddie Mac internet site at www.freddiemac.com), or at the option of Lender, any publication of Reference Bills auction results available from Freddie Mac. However, if Freddie Mac has not conducted a Reference Bill auction within the 60-calendar day period prior to the first day of an Interest Adjustment Period, the Reference Bill Index Rate for such Interest Adjustment Period will be the LIBOR Index Rate for such Interest Adjustment Period.

“Remaining Amortization Period” means, at any point in time, the number of consecutive calendar months equal to the number of months in the Amortization Period minus the number of scheduled monthly installments of principal and interest that have elapsed since the date of this Note.

“Security Instrument” means the multifamily mortgage, deed to secure debt or deed of trust effective as of the effective date of this Note, from Borrower to or for the benefit of Lender and securing this Note.

“Window Period” means the three consecutive calendar month period prior to the Scheduled Maturity Date.

“Yield Maintenance Period” is not applicable, there is no Yield Maintenance Period under this Note,

(b) Other capitalized terms used but not defined in this Note shall have the meanings given to such terms in the Security Instrument.

2.             Address for Payment. All payments due under this Note shall be payable at Wachovia Securities, Commercial Real Estate Services, 8739 Research Drive, URP4, NC1075, Charlotte, NC 28262-1075, or such other place as may be designated by Notice to Borrower from or on behalf of Lender.

3.             Payments.

(a)           Interest will accrue on the outstanding principal balance of this Note at the Adjustable Interest Rate, subject to the provisions of Section 8 of this Note.

(b)           Interest under this Note shall be computed, payable and allocated on the basis of an actual/360 interest calculation schedule (interest is payable for the actual number of days in each month, and each months interest is calculated by multiplying the unpaid principal amount of this Note as of the first day of the month for which interest is being calculated by the applicable Adjustable Interest Rate, dividing the product by 360, and multiplying the quotient by the number of days in the month for which interest is being calculated). For convenience in determining the amount of a monthly installment of principal and interest under this Note, Lender will use a 30/360 interest calculation payment schedule (each year is treated as consisting of twelve 30-day months). However, as provided above, the portion of the monthly installment actually payable as and allocated to interest will be based upon an actual/360 interest calculation schedule, and the amount of each installment attributable to principal and the amount attributable to interest will vary based upon the number of days in the month for which such installment is paid. Each monthly payment of principal and interest will first be applied to pay in full interest due, and the balance of the monthly payment paid by Borrower will be credited to principal.

(c)           Unless disbursement of principal is made by Lender to Borrower on the first day of a calendar month, interest for the period beginning on the date of disbursement and ending on and including the last day of such calendar month shall be payable by Borrower simultaneously with the execution of this Note, If disbursement of principal is made by Lender to Borrower on the first day of a calendar month, then no payment will be due from Borrower at the time of the execution of this Note. The Installment Due Date for the first monthly installment payment under Section 3(d) of interest only or principal and interest, as applicable, will be the First Installment Due Date set forth in Section 1(a) of this Note. Except as provided in this Section 3(c) and in Section 10, accrued interest will be payable in arrears.

(d)           Beginning on the First Installment Due Date, and continuing until and including the monthly installment due on the Maturity Date, accrued interest only shall be payable by Borrower in consecutive monthly installments due and payable on the first day of each calendar month. The amount of the monthly installment of interest only payable pursuant to this Section 3(d) on an Installment Due Date shall equal the product of (i) annual interest on the unpaid principal balance of this Note as of the first day of the Interest Adjustment Period immediately preceding the Installment Due Date at the Adjustable Interest Rate in effect for such Interest Adjustment Period, divided by 360, multiplied by (ii) the number of days in such Interest Adjustment Period.

(e)           All remaining Indebtedness, including all principal and interest, shall be due and payable by Borrower on the Maturity Date.

(f)            Lender shall provide Borrower with Notice, given in the manner specified in the Security Instrument, of the amount of each monthly installment due under this Note. However, if Lender has not provided Borrower with prior notice of the monthly payment due on any Installment Due Date, then Borrower shall pay on that Installment Due Date an amount equal to the monthly installment payment for which Borrower last received notice. If Lender at any time determines that Borrower has paid one or more monthly installments in an incorrect amount because of the operation of the preceding sentence, or because Lender has miscalculated the Adjustable Interest Rate or has otherwise miscalculated the amount of any monthly installment, then Lender shall give notice to Borrower of such determination. If such determination discloses that Borrower has paid less than the full amount due for the period for which the determination was made, Borrower, within 30 calendar days after receipt of the notice from Lender, shall pay to Lender the full amount of the deficiency. If such determination discloses that Borrower has paid more than the full amount due for the period for which the determination was made, then the amount of the overpayment shall be credited to the next installment(s) of interest only or principal and interest, as applicable, due under this Note (or, if an Event of Default has occurred and is continuing, such overpayment shall be credited against any amount owing by Borrower to Lender).

(g)           All payments under this Note shall be made in immediately available U.S. funds.

(h)           Any regularly scheduled monthly installment of interest only or principal and interest payable pursuant to this Section 3 that is received by Lender before the date it is due shall be deemed to have been received on the due date for the purpose of calculating interest due.

(i)            Any accrued interest remaining past due for 30 days or more, at Lender’s discretion, may be added to and become part of the unpaid principal balance of this Note and any reference to “accrued interest” shall refer to accrued interest which has not become part of the unpaid principal balance. Any amount added to principal pursuant to the Loan Documents shall bear interest at the applicable rate or rates specified in this Note and shall be payable with such interest upon demand by Lender and absent such demand, as provided in this Note for the payment of principal and interest.

(j)            In accordance with Section 14, interest charged under this Note cannot exceed the Maximum Interest Rate. If the Adjustable Interest Rate at any time exceeds the Maximum Interest Rate, resulting in the charging of interest hereunder to be limited to the Maximum Interest Rate, then any subsequent reduction in the Adjustable Interest Rate shall not reduce the rate at which interest under this Note accrues below the Maximum Interest Rate until the total amount of interest accrued hereunder equals the amount of interest which would have accrued had the Adjustable Interest Rate at all times been in effect.

4.             Application of Payments. If at any time Lender receives, from Borrower or otherwise, any amount applicable to the Indebtedness which is less than all amounts due and payable at such time, Lender may apply the amount received to amounts then due and payable in any manner and in any order determined by Lender, in Lender’s discretion. Borrower agrees that neither Lender’s acceptance of a payment from Borrower in an amount that is less than all amounts then due and payable nor Lender’s application of such payment shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction.

5.             Security. The Indebtedness is secured by, among other things, the Security Instrument, and reference is made to the Security Instrument for other rights of Lender as to collateral for the Indebtedness.

6.             Acceleration. If an Event of Default has occurred and is continuing, the entire unpaid principal balance, any accrued interest, any prepayment premium payable under Section 10, and all other amounts payable under this Note and any other Loan Document:, shall at once become due and payable, at the option of Lender, without any prior notice to Borrower (except if notice is required by applicable law, then after such notice). Lender may exercise this option to accelerate regardless of any prior forbearance. For purposes of exercising such option, Lender shall calculate the prepayment premium as if prepayment occurred on the date of acceleration. If prepayment occurs thereafter, Lender shall recalculate the prepayment premium as of the actual prepayment date.

7.             Late Charge.

(a)           If any monthly installment of interest or principal and interest or other amount payable under this Note or under the Security Instrument or any other Loan Document is not received in full by Lender within five (5) days after the installment or other amount is due, counting from and including the date such installment or other amount is due (unless applicable law requires a longer period of time before a late charge may be imposed, in which event such longer period shall be substituted), Borrower shall pay to Lender, immediately and without demand by Lender, a late charge equal to five percent (5%) of such installment or other amount due (unless applicable law requires a lesser amount be charged, in which event such lesser amount shall be substituted).

(b)           Borrower acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan and that it is extremely difficult and impractical to determine those additional expenses. Borrower agrees that the late charge payable pursuant to this Section represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional expenses Lender will incur by reason of such late payment. The late charge is payable in addition to, and not in lieu of, any interest payable at the Default Rate pursuant to Section 8.

8.            Default Rate.

(a)           So long as (i) any monthly installment under this Note remains past due for thirty (30) days or more or (ii) any other Event of Default has occurred and is continuing, then notwithstanding anything in Section 3 of this Note to the contrary, interest under this Note shall accrue on the unpaid principal balance from the Installment Due Date of the first such unpaid monthly installment or the occurrence of such other Event of Default, as applicable, at the Default Rate.

(b)           From and after the Maturity Date, the unpaid principal balance shall continue to bear interest at the Default Rate until and including the date on which the entire principal balance is paid in full.

(c)           Borrower acknowledges that (i) its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan, (ii) during the time that any monthly installment under this Note is delinquent for thirty (30) days or more, Lender will incur additional costs and expenses arising from its loss of the use of the money due and from the adverse impact on Lender’s ability to meet its other obligations and to take advantage of other investment opportunities; and (iii) it is extremely difficult and impractical to determine those additional costs and expenses. Borrower also acknowledges that, during the time that any monthly installment under this Note is delinquent for thirty (30) days or more or any other Event of Default has occurred and is continuing, Lender’s risk of nonpayment of this Note will be materially increased and Lender is entitled to be compensated for such increased risk. Borrower agrees that the increase in the rate of interest payable under this Note to the Default Rate represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional costs and expenses Lender will incur by reason of the Borrower’s delinquent payment and the additional compensation Lender is entitled to receive for the increased risks of nonpayment associated with a delinquent loan.

9.             Limits on Personal Liability.

(a)           Except as otherwise provided in this Section 9, Borrower shall have no personal liability under this Note, the Security Instrument or any other Loan Document for the repayment of the Indebtedness or for the performance of any other obligations of Borrower under the Loan Documents and Lender’s only recourse for the satisfaction of the Indebtedness and the performance of such obligations shall be Lender’s exercise of its rights and remedies with respect to the Mortgaged Property and to any other collateral held by Lender as security for the Indebtedness. This limitation on Borrower’s liability shall not limit or impair Lender’s enforcement of its rights against any guarantor of the Indebtedness or any guarantor of any other obligations of Borrower.

(b)           Borrower shall be personally liable to Lender for the amount of the Base Recourse, plus any other amounts for which Borrower has personal liability under this Section 9.

(c)           In addition to the Base Recourse, Borrower shall be personally liable to Lender for the repayment of a further portion of the Indebtedness equal to any loss or damage suffered by Lender as a result of the occurrence of any of the following events:

(i)            Borrower fails to pay to Lender upon demand after an Event of Default all Rents to which Lender is entitled under Section 3(a) of the Security Instrument and the amount of all security deposits collected by Borrower from tenants then in residence. However, Borrower will not be personally liable for any failure described in this subsection (i) if Borrower is unable to pay to Lender all Rents and security deposits as required by the Security Instrument because of a valid order issued in a bankruptcy, receivership, or similar judicial proceeding.

(ii)           Borrower fails to apply all insurance proceeds and condemnation proceeds as required by the Security Instrument. However, Borrower will not be personally liable for any failure described in this subsection (ii) if Borrower is unable to apply insurance or condemnation proceeds as required by the Security Instrument because of a valid order issued in a bankruptcy, receivership, or similar judicial proceeding.

(iii)          Borrower fails to comply with Section 14(g) or (h) of the Security Instrument relating to the delivery of books and records, statements, schedules and reports.

(iv)          Borrower fails to pay when due in accordance with the terms of the Security Instrument the amount of any item below marked “Deferred”; provided however, that if no item is marked “Deferred”, this Section 9(c)(iv) shall be of no force or effect.

[Deferred]	Hazard Insurance premiums or other insurance premiums, [Deferred] Taxes,
[Deferred]	water and sewer charges (that could become a lien on the Mortgaged Property),
[N/A]	ground rents,
[Deferred]	assessments or other charges (that could become a lien on the Mortgaged Property)

(d)           In addition to the Base Recourse, Borrower shall be personally liable to Lender for:

(i)            the performance of all of Borrower’s obligations under Section 18 of the Security Instrument (relating to environmental matters);

(ii)           the costs of any audit under Section 14(g) of the Security Instrument; and

(iii)          any costs and expenses incurred by Lender in connection with the collection of any amount for which Borrower is personally liable under this Section 9, including Attorneys’ Fees and Costs and the costs of conducting any independent audit of Borrower’s books and records to determine the amount for which Borrower has personal liability.

(e)           All payments made by Borrower with respect to the Indebtedness and all amounts received by Lender from the enforcement of its rights under the Security Instrument and the other Loan Documents shall be applied first to the portion of the Indebtedness for which Borrower has no personal liability.

(f)            Notwithstanding the Base Recourse, Borrower shall become personally liable to Lender for the repayment of all of the Indebtedness upon the occurrence of any of the following Events of Default:

(i)            Borrower’s ownership of any property or operation of any business not permitted by Section 33 of the Security Instrument;

(ii)           a Transfer (including, but not limited to, a lien or encumbrance) that is an Event of Default under Section 21 of the Security Instrument, other than a Transfer consisting solely of the involuntary removal or involuntary withdrawal of a general partner in a limited partnership or a manager in a limited liability company; or

(iii)          fraud or written material misrepresentation by Borrower or any officer, director, partner, member or employee of Borrower in connection with the application for or creation of the Indebtedness or any request for any action or consent by Lender.

(g)           To the extent that Borrower has personal liability under this Section 9, Lender may exercise its rights against Borrower personally without regard to whether Lender has exercised any rights against the Mortgaged Property or any other security, or pursued any rights against any guarantor, or pursued any other rights available to Lender under this Note, the Security Instrument, any other Loan Document or applicable law. To the fullest extent permitted by applicable law, in any action to enforce Borrower’s personal liability under this Section 9, Borrower waives any right to set off the value of the Mortgaged Property against such personal liability.

10.         Voluntary and Involuntary Prepayments.

(a)           Any receipt by Lender of principal due under this Note prior to the Maturity Date, other than principal required to be paid in monthly installments pursuant to Section 3, constitutes a prepayment of principal under this Note. Without limiting the foregoing, any application by Lender, prior to the Maturity Date, of any proceeds of collateral or other security to the repayment of any portion of the unpaid principal balance of this Note constitutes a prepayment under this Note.

(b)           Borrower may not voluntarily prepay any portion of the principal balance of this Note during the Lockout Period, if a Lockout Period is applicable to this Note. However, if any portion of the principal balance of this Note is prepaid during the Lockout Period by reason of the application by Lender of any proceeds of collateral or other security to any portion of the unpaid principal balance of this Note or following a determination that the prohibition on voluntary prepayments during the Lockout Period is in contravention of applicable law, then Borrower must also pay to Lender upon demand by Lender, a prepayment premium equal to five percent (5.0%) of the amount of principal being prepaid.

(c)           Following the end of the Lockout Period, Borrower may voluntarily prepay all of the unpaid principal balance of this Note on an Installment Due Date so long as Borrower designates the date for such prepayment in a Notice from Borrower to Lender given at least 30 days prior to the date of such prepayment. If an Installment Due Date (as defined in Section 1(a)) falls on a day which is not a Business Day, then with respect to payments made under this Section 10 only, the term “Installment Due Date” shall mean the Business Day immediately preceding the scheduled Installment Due Date.

(d)           Notwithstanding subsection (c) above, Borrower may voluntarily prepay all of the unpaid principal balance of this Note on a Business Day other than an Installment Due Date if Borrower provides Lender with the Notice set forth in subsection (c) and meets the other requirements set forth in this subsection. Borrower acknowledges that Lender has agreed that Borrower may prepay principal on a Business Day other than an Installment Due Date only because Lender shall deem any prepayment received by Lender on any day other than an Installment Due Date to have been received on the Installment Due Date immediately following such prepayment and Borrower shall be responsible for all interest that would have been due if the prepayment had actually been made on the Installment Due Date immediately following such prepayment.

(e)           Unless otherwise expressly provided in the Loan Documents, Borrower may not voluntarily prepay less than all of the unpaid principal balance of this Note. In order to voluntarily prepay all or any part of the principal of this Note, Borrower must also pay to Lender, together with the amount of principal being prepaid, (i) all accrued and unpaid interest due under this Note, plus (ii) all other sums due to Lender at the time of such prepayment, plus (iii) any prepayment premium calculated pursuant to Section 10(f).

(f)            Except as provided in Section 10(g), a prepayment premium shall be due and payable by Borrower in connection with any prepayment of principal under this Note during the Prepayment Premium Period. The prepayment premium shall be 1.0% of the amount of principal being prepaid.

(g)           Notwithstanding any other provision of this Section 10, no prepayment premium shall be payable with respect to (i) any prepayment made during the Window Period, or (ii) any prepayment occurring as a result of the application of any insurance proceeds or condemnation award under the Security Instrument, or (iii) any prepayment of the entire principal balance of this Note that occurs on or after the twelfth (12th) Installment Due Date under this Note with the proceeds of a fixed interest rate or fixed-to-float interest rate mortgage loan that is the subject of a binding commitment for purchase between the Freddie Mac and a Freddie Mac-approved Program Plus® Seller/Servicer.

(h)           Unless Lender agrees otherwise in writing, a permitted or required prepayment of less than the unpaid principal balance of this Note shall not extend or postpone the due date of any subsequent monthly installments or change the amount of such installments.

(i)            Borrower recognizes that any prepayment of any of the unpaid principal balance of this Note, whether voluntary or involuntary or resulting from an Event of Default by Borrower, will result in Lender’s incurring loss, including reinvestment loss, additional expense and frustration or impairment of Lender’s ability to meet its commitments to third parties. Borrower agrees to pay to Lender upon demand damages for the detriment caused by any prepayment, and agrees that it is extremely difficult and impractical to ascertain the extent of such damages. Borrower therefore acknowledges and agrees that the formula for calculating prepayment premiums set forth in this Note represents a reasonable estimate of the damages Lender will incur because of a prepayment. Borrower further acknowledges that any lockout and the prepayment premium provisions of this Note are a material part of the consideration for the Loan, and that the terms of this Note arc in other respects more favorable to Borrower as a result of the Borrower’s voluntary agreement to the lockout and prepayment premium provisions.

11.          Costs and Expenses. To the fullest extent allowed by applicable law, Borrower shall pay all expenses and costs, including Attorneys’ Fees and Costs incurred by Lender as a result of any default under this Note or in connection with efforts to collect any amount due under this Note, or to enforce the provisions of any of the other Loan Documents, including those incurred in post-judgment collection efforts and in any bankruptcy proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding) or judicial or non-judicial foreclosure proceeding.

12.          Forbearance. Any forbearance by Lender in exercising any right or remedy under this Note, the Security Instrument, or any other Loan Document or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of that or any other right or remedy. The acceptance by Lender of any payment after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender’s right to require prompt payment when due of all other payments or to exercise any right or remedy with respect to any failure to make prompt payment. Enforcement by Lender of any security for Borrower’s obligations under this Note shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right or remedy available to Lender.

13.          Waivers. Borrower and all endorsers and guarantors of this Note and all other third party obligors waive presentment, demand, notice of dishonor, protest, notice of acceleration, notice of intent to demand or accelerate payment or maturity, presentment for payment, notice of nonpayment, grace, and diligence in collecting the Indebtedness.

14.          Loan Charges. Neither this Note nor any of the other Loan Documents shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate greater than the Maximum Interest Rate. If any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower in connection with the Loan is interpreted so that any interest or other charge provided for in any Loan Document, whether considered separately or together with other charges provided for in any other Loan Document, violates that law, and Borrower is entitled to the benefit of that law, that interest or charge is hereby reduced to the extent necessary to eliminate that violation. The amounts, if any, previously paid to Lender in excess of the permitted amounts shall be applied by Lender to reduce the unpaid principal balance of this Note. For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all Indebtedness that constitutes interest, as well as all other charges made in connection with the Indebtedness that constitute interest, shall be deemed to be allocated and spread ratably over the stated term of this Note. Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of this Note.

15.          Commercial Purpose. Borrower represents that Borrower is incurring the Indebtedness solely for the purpose of carrying on a business or commercial enterprise, and not for personal, family, household, or agricultural purposes.

16.          Counting of Days. Except where otherwise specifically provided, any reference in this Note to a period of “days” means calendar days, not Business Days,

17.          Governing Law. This Note shall be governed by the law of the Property Jurisdiction.

18.          Captions. The captions of the Sections of this Note are for convenience only and shall be disregarded in construing this Note.

19.          Notices; Written Modifications.

(a)           All Notices, demands and other communications required or permitted to be given pursuant to this Note shall be given in accordance with Section 31 of the Security Instrument.

(b)           Any modification or amendment to this Note shall be ineffective unless in writing signed by the party sought to be charged with such modification or amendment; provided, however, that in the event of a Transfer under the terms of the Security Instrument that requires Lender’s consent, any or some or all of the Modifications to Multifamily Note set forth in Exhibit A to this Note may be modified or rendered void by Lender at Lender’s option, by Notice to Borrower and the transferee, as a condition of Lender’s consent.

20.          Consent to Jurisdiction and Venue. Borrower agrees that any controversy arising under or in relation to this Note may be litigated in the Property Jurisdiction. The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have jurisdiction over all controversies that shall arise under or in relation to this Note. Borrower irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise. However, nothing in this Note is intended to limit any right that Lender may have to bring any suit, action or proceeding relating to matters arising under this Note in any court of any other jurisdiction.

21.          WAIVER OF TRIAL BY JURY. BORROWER AND LENDER EACH (A) AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS NOTE OR THE RELATIONSHIP BETWEEN THE PARTIES AS LENDER AND BORROWER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

22.          State-Specific Provisions.

None.

ATTACHED EXHIBIT. The Exhibit noted below, if marked with an “X” in the space provided, is attached to this Note:

[X]          Exhibit A               Modifications to Multifamily Note

IN WITNESS WHEREOF, and in consideration of the Lender’s agreement to lend Borrower the principal amount set forth above, Borrower has signed and delivered this Note under seal or has caused this Note to be signed and delivered under seal by its duly authorized representative.

ASN PARK ESSEX LLC, a Delaware limited
liability company

By:	/s/ Christine Goodgold
	Name:	Christine Goodgold
	Title:	Authorized Signatory

90-004-2860
Borrower’s Social Security/Employer ID
Number

ACKNOWLEDGMENT

STATE OF New York	)
)ss.
COUNTY OF New York	)

On this 4 day of October, 2007, before me, the undersigned notary public, personally appeared Christine Goodgold, proved to me through satisfactory evidence of identification, which were [drivers license, picture id], to be the person whose name is signed on the preceding or attached document, and acknowledged to me that [he][she] signed it voluntarily for its stated purposes as Authorized Signatory of ASN PARK ESSEX LLC, a Delaware limited liability company.

/s/ R. Douglas Burleson	[official signature and seal of notary]

Notary Public (Printed Name): R. Douglas Burleson
My Commission Expires:

DOUGLAS BURLESON

Notary Public, State of New York

No. 01BU6110252

Qualified In New York Country

Commission Expires May 24, 2006

EXHIBIT A

MODIFICATIONS TO MULTIFAMILY NOTE

The following modifications are made to the text of the Note that precedes this Exhibit.

1.             Section 1(a) is amended as follows:

(a)           In the definition of “Business Day”, the words “located in New York, New York” are inserted after the words “banking associations”.

(b)           The following are added as new definitions:

“Combined Debt” shall mean the original outstanding principal balances owed by Borrower and affiliates of Borrower under the Loans (as defined in the Cross-Collateralization Agreement).

“Cross-Collateralization Agreement” shall mean that certain Cross-Collateralization Agreement and Amendment to Security Instrument by and between Borrower and Lender and dated the date hereof.

“Exit Fee” shall mean 1.0% of the outstanding principal balance of the Loan being repaid.

“Present Value Factor” means:

1/((1+ Margin) ((12)+n)/12))

Where n = the nth Installment Due Date; for example, if the loan is prepaid on the first Installment Due Date, the Spread Maintenance Premium would be the Spread Payment times the Present Value Factor for each of the remaining payment dates in the Prepayment Premium Period beginning with n=2.

“Spread Maintenance Premium” means, with respect to any repayment of principal of the Loan prior to the end of the Prepayment Premium Period, a payment to Lender in an amount equal to the Spread Payment times the Present Value Factor for each of the remaining payment dates in the Prepayment Premium Period.

“Spread Payment” equals the amount of principal being prepaid times the Margin divided by 12.

(c)           The definition of “Prepayment Premium Period” is deleted in its entirety and restated as follows:

“Prepayment Premium Period” means the period during which, if a prepayment of principal occurs, a Spread Maintenance Premium and an Exit Fee will (except as otherwise expressly set forth in this Note) be payable by Borrower to Lender. The Prepayment Premium Period is the period from and including the date of this Note until but not including the first day of the Window Period.

(d)           The definition of “Window Period” is deleted in its entirety and restated as follows:

“Window Period” means the period from the twelfth (12th) Installment Due Date under this Note to the Scheduled Maturity Date.

2.             Section 2 is amended as follows:

The following is hereby inserted at the end of Section 2:

Permitted options as to the method of payment will be provided in writing to Borrower by the Loan Servicer, if any, or by Lender.

3.             Section 3(i) is amended as follows:

The words “upon demand by Lender” are deleted and the words “within three (3) days of Borrower’s receipt of Lender’s written demand therefor” are inserted in their place in the first sentence of Section 3(i).

4.             Section 6 is amended as follows:

(a)           In the first sentence, the words “under the Security Instrument or any other Loan Document or” are inserted after the words “notice is required”.

(b)           In the third and fourth sentences, the words “prepayment premium” are deleted and the words “Spread Maintenance Premium and Exit Fee, if any” are inserted in their place.

5.             Section 7 is amended as follows:

The words “(other than the outstanding principal balance due on the Maturity Date)” are inserted after the words “or any other Loan Document”.

6.             Section 8(a) is amended as follows:

The words “the first” are deleted.

7.             Section 9(a) is amended as follows:

(a)           In the first sentence of Section 9(a), the words “Borrower shall have no” are deleted and the words “neither Borrower nor any Exculpated Party shall have any” are inserted in their place.

(b) The last sentence of Section 9(a) is deleted in its entirety and restated as follows:

This limitation on Borrower’s and such other parties’ liability shall not limit or impair Lender’s enforcement of its rights against any guarantor of the Indebtedness or any guarantor of any obligations of Borrower.

8.             Section 9(b) is amended as follows:

The first sentence of Section 9(b) is deleted in its entirety and restated as follows:

Borrower (but not any Exculpated Party; provided, however, the foregoing shall not affect the obligations of any guarantor under any indemnity or guaranty executed (on or after the date hereof) in connection with the Loan) shall be personally liable to Lender for the amount of Base Recourse, plus any other amounts for which Borrower has personal liability under this Section 9.

9.             Section 9(c) is amended as follows:

(a)           The first paragraph of Section 9(c) is amended as follows:

the words “if any”, are inserted after the words “Base Recourse”; the words “(but not any Exculpated Party; provided, however, the foregoing shall not affect the obligations of any guarantor under any indemnity or guaranty executed (on or after the date hereof) in connection with the Loan)” are inserted after the word “Borrower”;

(b)           the word “actual” is inserted prior to the word “loss”.

(c)           Clause (i) is amended as follows:

the word “written” is inserted after the words “pay to Lender upon”; and the word “residence” is deleted and the word “occupancy” is inserted in its place.

(d)           Clause (iv) is amended as follows:

the words “except to the extent any such amount is being contested by Borrower in accordance with the terms of the Security Instrument” are inserted before the words “provided, however”;

(e)           The following is inserted as clause (v):

(v)           Borrower fails to comply with any and all indemnification obligations contained in Section 18 of the Security Instrument (relating to environmental matters).

(f)            The following is inserted as clause (vi):

(vi)          Any claims, actions or other proceedings brought by the unit holders of Archstone Smith Operating Trust with respect to the merger of Archstone Smith Operating Trust occurring simultaneously herewith.

(g)           The following is inserted as clause (vii):

(vii) Borrower fails to obtain any consent required with respect to the transfer of the Mortgaged Property in connection with the merger of Archstone Smith Operating Trust occurring simultaneously herewith.

(h)           The following is inserted as clause (viii):

(viii). Borrower maintains its assets in a way difficult to segregate and identify in violation of Section 33 of the Security Instrument.

10.           Section 9(d) is amended as follows:

(a)           The first paragraph of Section 9(d) is amended as follows: the words “if any”, are inserted after the words “Base Recourse”; the words “(but not any Exculpated Party; provided, however, the foregoing shall not affect the obligations of any guarantor under any indemnity or guaranty executed (on or after the date hereof) in connection with the Loan)” are inserted after the word “Borrower”.

(b)           Clause (ii) is amended as follows: the words “costs of” are deleted and (the words “actual out-of-pocket costs incurred by Lender to conduct” are inserted in their place.

(c)           Clause (iii) is amended as follows: the words “actual out-of-pocket” are inserted before the words “costs and expenses”; and the words “costs of” are deleted and the words “actual out-of-pocket costs incurred by Lender to conduct” are inserted in their place.

11.           Section 9(f) is modified as follows:

(a)           Section 9(f) subsection (i) is deleted and replaced with the following

(i)            Borrower’s ownership of any real property other than the Mortgaged Property or Borrower’s operation of any other business other than the management and operation of the Mortgaged Property in violation of Section 33A of the Security Instrument.

(b)           Section 9(f) (iii) is modified to delete the phrase “or written material misrepresentation” so that the subsection reads as follows:

(iii)          fraud by Borrower or any officer, director, partner, member of employee of Borrower in connection with the application for or creation of the Indebtedness or any request for any action or consent by Lender.

(c)           The following new subsection (iv) is added to Section 9(f):

(iv)          written material misrepresentation by Borrower or any officer, director, partner, member of employee of Borrower in connection with the application for or creation of the Indebtedness or any request for any action or consent by Lender; provided, however, Lender must have declared an Event of Default (other than the Event of Default set forth in Section 22(d)(i) of the Security Instrument) and declared the Indebtedness due and payable.

12.           Section 9(g) is amended as follows:

The following words are inserted at the end of the last sentence:

; provided, however, Lender’s recovery against the assets of Borrower other than the Mortgaged Property plus the Related Properties (as defined in the Cross-Collateralization Agreement executed by Borrower in connection with this Loan (the “Cross-Collateralization Agreement”) shall not exceed the aggregate of the Indebtedness plus the Related Indebtedness as defined in the Cross-Collateralization Agreement. Borrower’s personal liability shall not exceed the Indebtedness and the Related Indebtedness.

13.           Section 9 is further amended as follows:

A new subsection (h) is inserted in Section 9 as follows:

(h)            Notwithstanding anything to the contrary contained in this Note, the Security Instrument or any other Loan Document, none of Borrower’s direct or indirect constituent partners, members or principals, or any shareholder, director, officer, agent, employee or trustee of Borrower or such constituent partners, members or principals, including, without limitation, Tishman Speyer Properties, L.P. and any shareholder, partner, member, principal, director, officer, agent, employee or trustee of Tishman Speyer Properties, L.P., its subsidiaries and affiliates (collectively, the “Exculpated Parties”), shall be personally liable for the payment of the Indebtedness or the performance of any of the obligations of Borrower hereunder or under the Security Instrument or any other Loan Document, or for any claim based thereon or in respect thereof, nor shall any claim be brought against any of the Exculpated Parties; provided, however, the foregoing shall not affect the obligations of any guarantor under any indemnity or guaranty executed (on or after the date hereof) in connection with the Loan.

14.           Section 10(a) is amended as follows:

The word “any” is inserted after the words “other than”.

15.           Section 10(c) is amended as follows:

(a)           The words “or any portion” are inserted alter the words “voluntarily prepay”.

(b)           The word “revocable” is inserted before the words “Notice from Borrower”.

(c)           The following is inserted as a new sentence at the end of such clause (c):

In the event that Borrower revokes any Notice, Borrower shall pay to Lender at the time of its notice of revocation, all actual out-of-pocket costs and expenses incurred by Lender in anticipation of the prepayment including, but not limited to, reasonable attorney’s fees and expenses and any fees and actual out-of-pocket costs and expenses incurred by any servicer.

16.           Section 10(d) is amended as follows:

The words “or any portion” are inserted after the words “voluntarily prepay”.

17.           Section 10(e) is amended as follows:

(a)           The first sentence is deleted in its entirety.

(b)           Clause (iii) is amended by deleting the words “prepayment premium calculated” and inserting the words “Spread Maintenance and Exit Fee due in connection with such prepayment”.

18.           Section 10(f) is deleted in its entirety and restated as follows:

(f)            Except as provided in Section 10(g), a Spread Maintenance Premium and an Exit Fee shall be due and payable by Borrower in connection with any prepayment of principal under this Note during the Prepayment Premium Period.

19.           Section 10(g) is deleted in its entirety and restated as follows:

(g)           Notwithstanding any other provision of this Section 10, (i) no Spread Maintenance Premium shall be payable with respect to any prepayment made during the Window Period, or (ii) no Spread Maintenance Premium shall be payable with respect to any prepayment occurring as a result of the application of any insurance proceeds or condemnation award under the Security Instrument; (iii) no Spread Maintenance Premium or Exit Fee shall be due in connection with prepayments of the first ten percent (10%) of the Combined Debt, provided that (A) such prepayments occur after the sixth (6th) Installment Due Date, (B) such prepayments occur in connection with the sale of one or more Related Properties (as defined in the Cross-Collateralization Agreement) to an unaffiliated third party pursuant to an arms-length agreement(s) and (C) the Related Properties that are sold are released from the lien of the Cross-Collateralization Agreement and the lien of the Related Instrument (as defined in the Cross-Collateralization Agreement) in accordance with the terms of the Related Loan Documents (as defined in the Cross-Collateralization Agreement) and (iv) no Exit Fee shall be due in connection with prepayments of the first fifty percent (50%) of the Combined Debt.

20.           Section 10(h) is amended as follows:

The phrase “or change the amount of such installments” is deleted and the phrase”, but the amount of each monthly installment of interest thereafter shall be recomputed to reflect such prepayment of the Indebtedness” shall be inserted after the last word of this section.

21.           Section 11 is amended as follows:

The following words “actual out-of-pocket” are inserted before the words “expenses and costs”.

22.           The following words are inserted at the end of the final sentence in Section 19(b):

unless title to the Mortgaged Property is vested in an entity whose Controlling Interest(s) arc directly or indirectly held by the Tishman Speyer Control Persons and/or the Lehman entities.

23.           Section 20 is amended as follows:

The third sentence of the Section is modified to omit the word “service”.

24.           A new Section 23 is added, reading as follows:

23.           Exhibits Incorporated. The Exhibits attached hereto are hereby incorporated herein as a part of this Note with the same effect as if set forth in the body hereof. In the event of any conflict or inconsistency between the provisions of this Note and the provisions of Exhibit A, the provisions of Exhibit A shall control.